EXHIBIT 10.3


                              EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT ("Agreement") is entered into by IBERIABANK Corporation (the "Corporation"), a Louisiana-chartered corporation, IBERIABANK (the "Bank"), a Louisiana-chartered bank and a wholly owned subsidiary of the Corporation, and Larrey G. Mouton ("Mr. Mouton").

                                   WITNESSETH

     WHEREAS, Mr. Mouton is presently a director of the Corporation and the Bank, and an employee of the Bank (together the "Employers"); and

     WHEREAS, the Employers desire to be ensured of Mr. Mouton's continued active participation in the business of the Employers; and

     WHEREAS, in order to induce Mr. Mouton to remain in the employ of the Employers and in consideration of Mr. Mouton's agreeing to remain in the employ of the Employers, the parties desire to specify the compensation that shall be due Mr. Mouton for such continued service;

     NOW THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereby agree as follows:

     1. TERM OF EMPLOYMENT. The term of employment under this Agreement shall commence on the date of this Agreement (the "Commencement Date") and extend through May 24, 2003, subject to termination for Cause, Disability, or the death of Mr. Mouton.

     Termination of Mr. Mouton's employment for "Cause" shall mean termination, as reasonably determined by the Board of Directors of the Corporation and the Bank, for personal dishonesty, misconduct, breach of a fiduciary duty, failure to perform assigned duties as Community Relations Officer, violation of any state or federal law, or material breach of any provision of this Agreement.

         Termination by the Employers of Mr. Mouton's employment based on "Disability" shall mean termination because of any physical or mental impairment which qualifies Mr. Mouton for disability benefits under the applicable long-term disability plan maintained by the Employers or any subsidiary or, if no such plan applies, which would qualify Mr. Mouton for disability benefits under the Federal Social Security System.

     2. EMPLOYMENT DUTIES. During the period from the Commencement Date through May 24, 2003, the Employers hereby employ Mr. Mouton as Community Relations Officer of the Corporation and Mr. Mouton hereby accepts said employment and agrees to render such services to the Corporation on the terms and conditions set forth in this Agreement. During the term of this Agreement, Mr. Mouton shall perform such services for the Employers as may be consistent with his title and from time to time assigned to him by the Employers' Chief Executive Officer. Such services shall include, without limitation, promoting a positive company image with the business community and the community at large.


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                                                                    EXHIBIT 10.3

     3. COMPENSATION AND BENEFITS.

     (a) From October 1, 2000, through July 31, 2001, the Employers shall pay Mr. Mouton the gross amount of the $178,800.00, less standard withholdings, to compensate him for his services rendered during that period. Similarly, the Employers shall pay Mr. Mouton the gross amount of $12,100.00, less standard withholdings, from August 1, 2001, through May 24, 2003. In addition to the outlined compensation Mr. Mouton shall be allowed to retain the following items currently in his use (1) the Dell Desktop Pentium 266 computer, (2) the U.S. Robotics External Modem, and (3) Compaq Laptop Pentium 150 computer (valued at $835.00). Mr. Mouton shall not receive any other compensation in the form of bonuses, reimbursements or otherwise.

     (b) During the term of the Agreement, Mr. Mouton and his eligible dependents shall be entitled to participate in and receive the benefits of the Employers' medical and dental insurance, with Mr. Mouton paying the employee's portion of the premium. Mr. Mouton shall also be entitled to participate in the Employers' life, accidental death and dismemberment, and long term disability insurance, with Mr. Mouton paying the employee's portion of the premium. Mr. Mouton shall be eligible to participate in the employee stock ownership plan
(ESOP) allocations for the year 2000 through 2002. With regard to the vesting of stock options and restricted shares, the vesting and terms specified in paragraph 2(a) and 4 of the agreements between Mr. Mouton and ISB Financial Corporation (now IBERIABANK Corporation) dated May 24, 1996 remains unchanged and in full force and effect.

     (c) During the term of this Agreement, Mr. Mouton shall be entitled to paid annual vacation in accordance with the policies as established from time to time by the Board of Directors of the Employers, which shall in no event be less than three weeks per annum. Mr. Mouton shall not be entitled to receive any additional compensation from the Employers for failure to take a vacation, nor shall Mr. Mouton be able to accumulate unused vacation time from one year to the next.

     4. TERMINATION OF EMPLOYMENT.

     (a) In the event that the Employers terminate Mr. Mouton's employment for Cause or Disability, as defined above, or if Mr. Mouton terminates his employment before the expiration of its term as set forth in paragraph 2, then Mr. Mouton and his heirs shall have no rights pursuant to this Agreement to compensation or other benefits, including, without limitation, salary, severance, and the vesting of stock options and restricted shares (except as outlined in Section 8.04 (b) of the ISB Financial Corporation 1996 Stock Option Plan and Section 7.01 (b) of the ISB Financial Corporation Recognition and Retention Plan), for any period after the applicable date of termination.

     (b) In the event of Mr. Mouton's death during the term of this Agreement, his spouse, estate, legal representative or named beneficiaries (as directed by Mr. Mouton in writing) shall be paid on a monthly basis the remaining balance owed under this Agreement.

     (c) If Mr. Mouton becomes liable, in any taxable year, for the payment of an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (hereinafter "the Code") on

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                                                                    EXHIBIT 10.3

account of any payments to Mr. Mouton pursuant to this Section 4, and the Employers choose not to contest the liability or have exhausted all administrative and judicial appeals contesting the liability, the Employers shall pay Mr. Mouton (i) an amount equal to the excise tax for which Mr. Mouton is liable under Section 4999 of the Code, (ii) the federal, state, and local income taxes, and interest if any, for which Mr. Mouton is liable on account of the payments pursuant to item (i), and (ii) any additional excise tax under
Section 4999 of the Code and any federal, state and local income taxes for which Mr. Mouton is liable on account of payments made pursuant to items (i) and (ii).

     (d) This subsection 4(c) applies if the amount of payments to Mr. Mouton under subsection 4(b) has not been determined with finality by the exhaustion of administrative and judicial appeals. In such circumstances, the Employers and Mr. Mouton shall, as soon as practicable after the event or series of events has occurred giving rise to the imposition of the excise tax, cooperate in determining the amount of Mr. Mouton's excise tax liability for purposes of paying the estimated tax. Mr. Mouton shall thereafter furnish to the Employers or their successors a copy of each tax return which reflects a liability for an excise tax under Section 4999 of the Code at least 20 days before the date on which such return is required to be filed with the Internal Revenue Service. The liability reflected on such return shall be dispositive for the purposes hereof unless, within 15 days after such notice is given, the Employers furnish Mr. Mouton with a letter of the auditors or tax advisor selected by the Employers indicating a different liability or that the matter is not free from doubt under the applicable laws and regulations and that Mr. Mouton may, in such auditor's or advisor's opinion, cogently take a different position, which shall be set forth in the letter with respect to the payments in question. Such letter shall be addressed to Mr. Mouton and state that he is entitled to rely thereon. If the Employers furnish such a letter to Mr. Mouton, the position reflected in such letter shall be dispositive for purposes of this Agreement, except as provided in subsection 4(d) below.

     (e) Notwithstanding anything in this Agreement to the contrary, if Mr. Mouton's liability for the excise tax under Section 4999 of the Code for a taxable year is subsequently determined to be less than the amount paid by the Employers pursuant to subsection 4(c), Mr. Mouton shall repay the Employers at the time that the amount of such excise tax liability is finally determined, the portion of such income and excise tax payments attributable to the reduction (plus interest on the amount of such repayment at the rate provided on Section 1274(b)(2)(B) of the Code and if Mr. Mouton's liability for the excise tax under
Section 4999 of the Code for a taxable year is subsequently determined to exceed the amount paid by the Employers pursuant to Section 4, the Employers shall make an additional payment of income and excise taxes in the amount of such excess, as well as the amount of any penalty and interest assessed with respect thereto at the time that the amount of such excess and any penalty and interest is finally determined.

     5. WITHHOLDING. All payments required to be made by the Employers hereunder to Mr. Mouton shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Employers may reasonably determine should be withheld pursuant to any applicable law or regulation.

     6. CHANGE IN CONTROL. The Employers may assign this Agreement and its rights and obligations hereunder in whole, but not in part, to any corporation, bank or other entity with or into

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                                                                    EXHIBIT 10.3

which the Employers may hereafter merge or consolidate or to which the Employers may transfer all or substantially all of its assets, if in any such case said corporation, bank or other entity shall by operation of law or expressly in writing assume all obligations of the Employers hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or its rights and obligations hereunder. In the event of a Change in Control, Mr. Mouton may elect to continue to receive his compensation in the manner outlined or elect to accelerate his compensation schedule to obtain immediate payment of all monies owed. "Change in Control" shall mean (i) change in control of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act") or any successor thereto, whether or not any security of the Corporation is registered under Exchange Act; provided that, without limitation, such a Change in Control shall be deemed to have occurred if any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange
Act) is or becomes the "beneficial owner" (as defined in Rule l3d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities; (ii) during any period of two consecutive years, individuals (the "Continuing Directors") who at the beginning of such period constitute the Board of Directors of the Corporation (the "Existing Board") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Existing Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director; or (iii) the acquisition of ownership, holding or power to vote more than 25% of the voting stock of the Bank by any person other than the Corporation. If Mr. Mouton makes such election, he must notify the Employers in writing.

     7. SEVERANCE PAY PLAN SUPERSEDED. In no event shall Mr. Mouton be entitled to severance pay under the Bank's Severance Pay Plan.

     8. NO ASSIGNMENT. Mr. Mouton may not assign or transfer this Agreement or any rights or obligations hereunder.

     9. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:

To the Employers:          IBERIABANK Corporation
                           1101 East Admiral Doyle Drive
                           New Iberia, Louisiana 70560

To Mr. Mouton:             Larrey G. Mouton
                           3922 Bayou Boulevard
                           New Iberia, Louisiana 70563

     10. AMENDMENT; WAIVER. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Mr.

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                                                                    EXHIBIT 10.3

Mouton and such officer or officers as may be specifically designated by the Board of Directors of the Employers to sign on its behalf. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     11.   GOVERNING  LAW.  The  validity,   interpretation,   construction  and
performance of this Agreement shall be governed by the laws of the State of Louisiana.

     12. NATURE OF OBLIGATIONS. Nothing contained herein shall create or require the Employers to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that Mr. Mouton acquires a right to receive benefits from the Employers hereunder, such right shall be no greater than the right of any unsecured general creditor of the Employers.

     13. HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     14. VALIDITY. This agreement supersedes all other agreements between the Employers and Mr. Mouton. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

     15.   COUNTERPARTS.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     16. REGULATORY PROHIBITION. Notwithstanding any other provision of this Agreement to the contrary, any payments made to Mr. Mouton pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the FDIA (12 U.S.C.ss.1828(k)) and any regulations promulgated thereunder.

     17. ARBITRATION. Mr. Mouton acknowledges that he has previously entered into the "IBERIABANK Arbitration Agreement." Any and all payments and benefits provided for under the terms of this Agreement, as well as any and all claims that this Agreement has been breached, shall be subject to the terms of such Arbitration Agreement.


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                                                                    EXHIBIT 10.3

     IN WITNESS WHEREOF, this Agreement has been executed as of the ___ day of ________________, 2000.


Attest:                                 IBERIABANK CORPORATION





______________________________          By:______________________________
                                           Chairman of the Board





Attest:                                 IBERIABANK




______________________________          By:______________________________
                                           President and Chief Executive Officer


Witness:                                LARREY G. MOUTON





_____________________________           By:_______________________________


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